Exhibit 99.1

Ritter Pharmaceuticals Reports Financial Results for the Three and Nine Months Ended September 30, 2019 and Provides Business Update

LOS ANGELES (November 13, 2019) – Ritter Pharmaceuticals, Inc. (Nasdaq: RTTR) (“Ritter Pharmaceuticals” or the “Company”), a developer of therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases, today reported recent business developments and financial results for the three and nine months ended September 30, 2019.

Recent Developments

●	In September 2019, the Company announced that its Phase 3 clinical trial of RP-G28 for lactose intolerance (LI), known as “Liberatus,” failed to demonstrate statistical significance in its pre-specified primary and secondary endpoints. Following a more in-depth review of the data, the Company believes that while there was significant treatment benefit to patients (39% of patients in the trial reported a meaningful treatment benefit), the trial failed to demonstrate statistical significance due, in part, to a high placebo response.

●	The Company continues to believe that it has a number of viable routes forward based on RP-G28’s portfolio of clinical and microbiome data:

○	LI continues to be a large and underserved market and RP-G28 has demonstrated value as a treatment for LI. The Company is currently reviewing its lactose intolerance program, including its protocol design and endpoints to determine whether there is a supportable clinical path forward. The Company is also evaluating the consumer healthcare market as an alternative, lower barrier and quicker route to market, given the fact that RP-G28’s underlining starting material is generally regarded as safe (GRAS) and based on the safety profile demonstrated by RP-G28 in its clinical program to date.

○	Given the beneficial shifts in microbiome populations observed with RP-G28 treatment in clinical studies, the Company continues to explore the therapeutic potential of RP-G28 as an adjunctive or single therapeutic in other indications, such as irritable bowel syndrome and inflammatory bowel disease, which are also characterized by microbiome dysbiosis.

●	As announced in early October, the Company has retained Alliance Global Partners (A.G.P.) as financial advisor to explore and evaluate strategic alternatives to enhance shareholder value. Alternatives may include an acquisition, merger, reverse merger, other business combination, sale of assets, licensing or other strategic transactions.

“We continue to believe there is significant value in our late-stage clinical asset, RP-G28, and backed by our resilient development team, we believe we have a number of viable options,” said Andrew J. Ritter, Chief Executive Officer of Ritter Pharmaceuticals. “We are committed to diligently managing our resources as we assess all strategies to create value for our shareholders.”

Financial Results for the Three and Nine Months Ended September 30, 2019

The Company’s net loss for the three and nine months ended September 30, 2019 was $2.2 million and $9.8 million, or $0.23 per share and $1.09 per share, respectively, compared to $4.7 million and $10.3 million, or $0.86 per share and $2.00 per share, for the same periods in 2018, respectively. Net loss for the three and nine months ended September 30, 2019, included non-cash, stock-based compensation expense of $95,000 and $364,000, respectively, compared to $171,000 and $562,000, for the same periods in 2018, respectively. As of September 30, 2019, the Company had cash and cash equivalents of approximately $2.0 million compared to $14.8 million in cash, cash equivalents and investment in marketable securities as of December 31, 2018.

The net decrease in cash and cash equivalents in 2019 was due to our use of cash to fund the Liberatus clinical trial. The decrease in net loss for the three months ended September 30, 2019 and net loss per share for both the three and nine-month periods in 2019 compared to 2018, was primarily due to the winding down of development efforts as the Liberatus clinical trial entered its finalization stage.

The Company has significantly reduced its cash burn moving forward, including reducing executive management and board compensation and non-essential operating expenses to extend its runway while keeping its core team and expertise intact.

About Ritter Pharmaceuticals

Ritter Pharmaceuticals, Inc. (www.RitterPharma.com, @RitterPharma) develops innovative therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases. The Company is exploring the therapeutic potential that gut microbiome changes may have on treating/preventing a variety of diseases including gastrointestinal diseases, cancer, metabolic, and liver disease.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that express the current beliefs and expectations of Ritter Pharmaceuticals’ management. Any statements contained herein that do not describe historical facts, including statements related to potential future RP-G28 development activities and potential strategic transactions are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. Some of the factors that could affect actual results are included in the periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. Ritter cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to update or revise forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

Contacts

Investor Contact:

John Beck
310-203-1000
john@ritterpharma.com

RITTER PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Operating costs and expenses:
Research and development	$1,036,689	$3,459,681	$6,044,580	$6,180,607
Patent costs	20,867	59,068	139,436	170,418
General and administrative	1,122,825	1,144,750	3,621,888	3,957,545
Total operating costs and expenses	2,180,381	4,663,499	9,805,904	10,308,570

Operating loss	(2,180,381)	(4,663,499)	(9,805,904)	(10,308,570)

Other income:
Interest income	13,172	17,237	117,777	64,965
Total other income	13,172	17,237	117,777	64,965
Net loss	$(2,167,209)	$(4,646,262)	$(9,688,127)	$(10,243,605)

Other comprehensive income:
Unrealized gain on debt securities	―	―	923	―
Comprehensive loss	(2,167,209)	(4,646,262)	(9,687,204)	(10,243,605)

Net loss per common share – basic and diluted	$(0.23)	$(0.86)	$(1.09)	$(2.00)

Weighted average common shares outstanding – basic and diluted	9,507,636	5,373,769	8,873,947	5,129,351

RITTER PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,957,395	$7,812,259
Accrued interest receivable	1,469	54,456
Investments in marketable securities	―	6,988,780
Prepaid expenses	771,199	421,522
Total current assets	2,730,063	15,277,017
Other assets
Right-of-use assets	119,978	―
Other assets	32,725	22,725
Total other assets	152,703	22,725
Property and equipment, net	17,199	20,160
Total Assets	$2,899,965	$15,319,902

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,566,485	$4,512,316
Accrued expenses	141,222	1,407,843
Lease liabilities	119,074	―
Other liabilities	―	13,359
Total current liabilities	2,826,781	5,933,518
Lease liabilities, non-current	10,274	―
Total Liabilities	2,837,055	5,933,518

Stockholders’ equity
Series A preferred stock, $0.001 par value; 9,500 shares authorized; 4,080 shares issued and outstanding as of September 30, 2019 and December 31, 2018	2,289,324	2,289,324
Series B preferred stock, $0.001 par value; 6,000 shares authorized; 1,850 and 5,608 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	1,288,956	3,906,931
Series C preferred stock, $0.001 par value; 1,880 shares authorized; 240 and 1,880 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	240,000	1,880,000
Common stock, $0.001 par value; 225,000,000 shares authorized, 9,926,956 and 6,036,562 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	9,927	6,037
Additional paid-in capital	76,122,975	71,505,160
Accumulated other comprehensive loss	―	(923)
Accumulated deficit	(79,888,272)	(70,200,145)
Total stockholders’ equity	62,910	9,386,384
Total Liabilities and Stockholders’ Equity	$2,899,965	$15,319,902